Exhibit 99.1

Allison Transmission announces board changes

Francis ‘Buzz’ Raborn and Jamie Star will not seek re-election

INDIANAPOLIS – Feb. 8, 2018 – Allison Transmission Holdings Inc. (NYSE: ALSN) announced today that Francis ‘Buzz’ Raborn and James A. Star have notified the company’s board of directors of their decision to not stand for re-election at the company’s 2018 annual meeting of stockholders. Raborn joined the board in October 2007 and Star joined the board in May 2016.

“I wish to thank Buzz for his dedicated service as a member of our board,” said Chairman and CEO Lawrence E. Dewey of Allison Transmission. “He has provided valuable insights that contributed to Allison’s success, especially in our transition to a public company. We are grateful for his commitment to Allison and wish him all the best.”

Raborn said, “I’m truly honored to have served on Allison’s board of directors over the past decade alongside such a gifted group of executives. Over the course of my tenure, I’m especially proud of how Allison made the successful transition from a private equity-owned enterprise to a public company that effectively represents its shareholders.”

Tom Rabaut, the board’s lead director, said, “Buzz has been a great asset to Allison due to his knowledge of finances and the defense industry. His leadership of the Audit Committee for the last 10 years has provided a great deal of stability as Allison transitioned to a public company. I would also like to thank Buzz for his outstanding service to Allison.”

Dewey said, “I wish to thank Jamie for his productive and positive service as a member of our board. As a significant stockholder with extensive financial expertise, he has provided valuable insights that contributed to Allison’s success during his term of service. We are grateful to Jamie for his commitment to Allison and wish him all the best.”

Star said, “It’s been a great pleasure to work with Allison’s talented management and dedicated board of directors. I originally joined the board to support Allison’s growth and value creation, and to bring the perspective of a large, long-term shareholder to the boardroom. Today, thanks to Allison’s capable management, the company’s relationship with its stockholders is strong and that shareholder voice is expertly handled by Ashe Capital’s Bill Harker now that he is a member of Allison’s board”

Rabaut said, “As Allison transitioned from a private equity owned enterprise to a public company, Jamie effectively represented the voice of the shareholder. He was instrumental in the company’s construct of its current capital allocation approach. He has been an excellent board member.”

Raborn and Star will continue to serve as directors and members of the board committees on which they serve until their current terms expire at the 2018 annual meeting of stockholders. Raborn serves on the Audit Committee and Nominating and Corporate Governance Committee, and Star serves on the Compensation Committee.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is the world’s largest manufacturer of fully automatic transmissions for medium- and heavy-duty commercial vehicles, and is a leader in hybrid-propulsion systems for city buses. Allison transmissions are used in a variety of applications including refuse, construction, fire, distribution, bus, motorhomes, defense and energy. Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA and employs approximately 2,600 people worldwide. With a market presence in more than 80 countries, Allison has regional headquarters in the Netherlands, China and Brazil with manufacturing facilities in the U.S., Hungary and India. Allison also has approximately 1,400 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements, including all statements regarding future financial results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to our substantial indebtedness; uncertainty in the global regulatory and business environments in which we operate; our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the concentration of our net sales in our top five customers and the loss of any one of these; future reductions or changes in government subsidies for hybrid vehicles and other external factors impacting demand; U.S. defense spending; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs; risks associated with our international operations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers; our intention to pay dividends and repurchase shares of our common stock and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.